EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Ultramar Diamond Shamrock Corporation on Form S-8 (No. 333-27701 and any existing amendments thereto) of our report dated June 24, 1997, as it pertains to the financial statements as of and for the year ended December 31, 1996 of the Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan, appearing on page 4 of this Form 11-K for the year ended December 31, 1997.




/s/ PRICE WATERHOUSE LLP

Houston, Texas
June 22, 1998